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                                  EXHIBIT 99.1

                   PROXY CARD FOR SOLICITATION OF PROXIES BY
                              SUTTER BUTTES' BOARD
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                                  EXHIBIT 99.1




PROXY
                       SUTTER BUTTES SAVINGS BANK, F.S.B.
             Solicited by the Board of Directors for Special Meeting
                       of Shareholders, September __, 1996

            The undersigned holder of common and/or preferred stock of Sutter Buttes Savings Bank, F.S.B. ("Sutter Buttes"), acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders and the accompanying
Prospectus/Proxy Statement dated __________, 1996, and, revoking any proxy heretofore given, hereby appoints W.R. Hagstrom and Lee Colby, and each of them, with full power to each of substitution as attorneys and proxies to appear and vote all shares of common and/or preferred stock of Sutter Buttes registered in the name(s) of the undersigned and held by the undersigned of record as of July 26, 1996, at the Special Meeting of Shareholders of Sutter Buttes to be held at Sutter Buttes' main office, 700 Plumas Street, Yuba City, California 95991 on September __, 1996, at 7:30 p.m., and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Special Meeting and Prospectus/Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting. All properly executed proxies will be voted as indicated.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE
FOLLOWING ITEMS:

            (1) To approve a merger pursuant to an Acquisition Agreement and Plan of Merger dated as of June 15, 1996, by and among TriCo Bancshares, Tri Counties Bank, a wholly-owned subsidiary of TriCo Bancshares, and Sutter Buttes, by which Sutter Buttes will merge with and into Tri Counties Bank, as more fully described in the Prospectus/Proxy Statement.

                     ____   FOR approval of the Merger.

                     ____   AGAINST approval of the Merger.

                     ____    ABSTAIN from voting in regard to the Merger.


            (2) To approve the Executive Officer Special Stock Option, which is an option for W. R. Hagstrom, CEO of Sutter Buttes, to purchase 24,000 shares of Sutter Buttes Common Stock for $1.00 per share, as more fully described in the Prospectus/Proxy Statement.

                     ____   FOR approval of the Option.

                     ____   AGAINST approval of the Option.

                     ____    ABSTAIN from voting in regard to the Option.



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            (3)      To approve the Director  Special Stock Option,  which is an option for Lee Colby, Chairman of the Board of Sutter Buttes, to purchase 15,000 shares of Sutter Buttes Common Stock for $1.00 per share, as more fully described in the Prospectus/Proxy Statement.

                     ____   FOR approval of the Option.

                     ____   AGAINST approval of the Option.

                     ____    ABSTAIN from voting in regard to the Option.


THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3.


SEE REVERSE

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REVERSE SIDE OF PROXY

          WITNESS my hand this         day of                     , 1996.



- ---------------------------------------
|         Name and Address of         |   (Please sign exactly as name
|   Sutter Buttes Shareholder(s)      |   appears hereon.  When signing
|                                     |   as attorney, executor, ad-
|                                     |   ministrator, trustee or
|                                     |   guardian, give full title as
|                                     |   such.  If a corporation, please
|                                     |   affix corporate seal.  If a
|                                     |   partnership, please sign in
|                                     |   partnership name by authorized
|                                     |   persons.  If joint tenants,
|                                     |   each joint tenant should sign.)
- ---------------------------------------






                                                  [Signature of Shareholder(s)]



WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.


WE DO ____ DO NOT ___ EXPECT TO ATTEND THIS MEETING.



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